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                                                                   Exhibit 12(b)
                                                                   -------------
                                 Ropes & Gray
                            One International Place
                       Boston, Massachusetts 02110-2624
                                (617) 951-7000
                              FAX: (617) 951-7050


                                                              May 10, 2001



PIMCO Funds: Multi-Manager Series
  --PIMCO Allianz Select International Fund
  --PIMCO International Fund
840 Newport Center Drive
Newport Beach, CA  92660


Ladies and Gentlemen:

     We hereby consent to the filing as an exhibit to your Post Effective Amendment No. 1 to your Registration Statement on Form N-14 (File No. 333-54506) of our opinion, dated May 4, 2001 addressed to you, as to certain tax matters related to the merger of PIMCO Allianz Select International Fund and PIMCO International Fund.

                              Very truly yours,

                              /s/ Ropes & Gray

                              Ropes & Gray